================================================================================

Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals



            Consent of Independent Registered Public Accounting Firm

         We have issued our report, dated September 18, 2005, accompanying the financial statements and schedules from the date of inception February 23, 2005 to December 31, 2005 of Zandaria Ventures Inc. included in the Registration Statement Form SB-2. We hereby consent to the use of the aforementioned report in the Registration Statement filed with the Securities and Exchange Commission on March 16, 2006.



                                          "Cinnamon Jang Willoughby & Company"


                                                 Chartered Accountants

Burnaby, BC
March 16, 2006